Exhibit 32.1

HARLEYSVILLE NATIONAL CORPORATION
CERTIFICATION
PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Harleysville National Corporation (the “Corporation”) Quarterly Report on Form 10-Q for the period ending March 31, 2007, as filed with the Securities and Exchange Commission (the "Report"), I, Demetra M. Takes, Interim President, Chief Executive Officer and Director of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. To my knowledge the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of and for the period covered by the Report.

/s/ Demetra M. Takes
Demetra M. Takes
Interim President, Chief Executive Officer and Director
Harleysville National Corporation

Date: May 9, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Harleysville National Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.